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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K


                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



         Date of report (Date of earliest event reported): June 30, 2004



                       UNIVERSAL AMERICAN FINANCIAL CORP.
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               (Exact Name of Registrant as Specified in Charter)


   New York                          No. 0-11321                  11-2580136
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(State or Other               (Commission File Number)          (IRS Employer
Jurisdiction of                                              Identification No.)
 Incorporation)


Six International Drive, Suite 190, Rye Brook, New York                10573
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      (Address of Principal Executive Offices)                       (Zip Code)


       Registrant's telephone number, including area code: (914) 934-5200

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ITEM 5.    OTHER EVENTS AND REQUIRED FD DISCLOSURE

           On July 2, 2004, Richard A. Barasch, Chairman of the Board, President and Chief Executive Officer of Universal American Financial Corp. ("Universal American"), filed a Form 4 Statement of Changes in Beneficial Ownership with the Securities and Exchange Commission which reflects the disposal by Mr. Barasch on June 30, 2004 of 203,148 shares of common stock ("Common Stock") of Universal American held indirectly by Mr. Barasch. Mr. Barasch did not sell any Common Stock which he directly owns or in which he claims a beneficial interest. The Norman Barasch Trust #2, for which Mr. Barasch served as a trustee and which previously owned 406,297 shares of Common Stock was split into two separate trusts, with each trust owning an equal number of shares of Common Stock. Upon the splitting of the Norman Barasch Trust #2, neither Mr. Barasch nor his immediate family will have any continuing interest in or involvement with one of the resulting trusts which will be for the benefit of other non-immediate family members. Mr. Barasch will continue to act as trustee for the other resulting trust which is for the benefit of Mr. Barasch and his immediate family. Although Mr. Barasch has previously disclaimed beneficial ownership of the shares of Common Stock held by the Norman Barasch Trust #2, Universal American has listed these shares of Common Stock as being owned by Mr. Barasch in Universal American's definitive proxy statement filed with the Securities and Exchange Commission on May 11, 2004.



                                   SIGNATURES

           Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                  UNIVERSAL AMERICAN FINANCIAL CORP.

                                  By: /s/ Richard A. Barasch
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                                      Name: Richard A. Barasch
                                      Title: Chairman of the Board, President
                                             and Chief Executive Officer

Date: July 2, 2004